Q4 and FY2014 Earnings Presentation 0March 11, 2015 Exhibit 99.2

I. Introduction Harmony Packard, Corporate Communications II. Operational Highlights Chris Bradshaw, CEO and CFO III. Financial Review Chris Bradshaw, CEO and CFO IV. Questions & Answers Q4 and FY2014 Earnings Call Agenda 1

2 This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical nature of, the offshore oil and gas industry; the Company’s dependence on, and the cyclical nature of, offshore oil and gas exploration, development and production activity; fluctuations in worldwide prices of and demand for oil and natural gas; the Company’s reliance on a small number of customers and reduction of the Company’s customer base due to consolidation; inherent risks in operating helicopters; the failure to maintain an acceptable safety record; the ability to successfully expand into other geographic and helicopter service markets; the impact of increased United States (“U.S.”) and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the requirement to engage in competitive processes or expend significant resources with no guaranty of recoupment; the grounding of all or a portion of our fleet for extended periods of time or indefinitely; reduction or cancellation of services for government agencies; reliance on a small number of helicopter manufacturers and suppliers; political instability, governmental action, war, acts of terrorism and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of our assets or result in claims of a force majeure situation; declines in the global economy and financial markets; foreign currency exposure and exchange controls; credit risk exposure; the ongoing need to replace aging helicopters; the Company’s reliance on information technology; the Company’s reliance on the secondary used helicopter market to dispose of older helicopters; allocation of risk between the Company and its customers; liability, legal fees and costs in connection with providing emergency response services; risks associated with the Company’s debt structure; operational and financial difficulties of the Company’s joint ventures and partners; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; adverse weather conditions and seasonality; adequacy of insurance coverage; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; the effect of the Spin-off, and; various other matters and factors, many of which are beyond the Company’s control. These factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business. Except to the extent required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation includes disclosure of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the fair market value (FMV) of the Company’s owned helicopters plus the book value of the Company’s other assets less the Company’s liabilities. The Company derives FMV from observable market data if available and may require utilization of estimates, application of significant judgment and assistance of valuation specialists. In some cases, FMV is obtained from third party analysts. There is no assurance that FMV of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset. Cautionary Statement Regarding Forward Looking Statements

3 This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income, interest expense and interest expense on advances from SEACOR), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow available for discretionary use, as they do not consider certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of our results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. A reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA further adjusted to exclude gains on asset dispositions is included in this presentation. Non-GAAP Financial Measures Reconciliation

4 Operational Highlights

5 HeliOffshore and Safety Update • In October 2014, together with four other major helicopter operators, we officially launched the new industry association HeliOffshore ̶ HeliOffshore intends to use cross-industry cooperation as a platform for enhancing the industry’s overall strong safety record by sharing best practices, developing and applying advanced technology and encouraging common global flight standards • Enrollment now stands at over 30 members from all regions of the world, with an additional 70+ memberships in process • Agreed information sharing protocol for event data and lessons learned, whilst maintaining confidentiality • Progress on common flight crew operating manuals (FCOMs) with the OEMs ̶ Airbus Helicopters recently issued the industry’s first standardized EC225 FCOM • We strive to maintain the highest standards of safety performance, operational excellence and people management

$76,963 $84,674 – $50,000 $100,000 $150,000 $200,000 FY 2013 FY 2014 6 Fiscal Year 2014 Highlights Revenues ($000s) Adjusted EBITDA ($000s) Adjusted EBITDA (excl. gains) ($000s) • Record revenues ̶ Strong results from our U.S. Gulf of Mexico operations primarily due to our EC225 heavy helicopters operating for the full year in 2014 compared to a partial year in 2013 ̶ Partially offset by lower revenues in Alaska • Record Adjusted EBITDA excluding gains • Net income of $17.1mm and EPS of $0.84 5% $298,959 $331,222 – $100,000 $200,000 $300,000 $400,000 FY 2013 FY 2014 11% 10% $95,264 $90,775 – $50,000 $100,000 $150,000 $200,000 FY 2013 FY 2014

$75,998 $74,689 $90,510 $74,689 – $25,000 $50,000 $75,000 $100,000 $125,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 7 Q4 2014 Highlights Revenues ($000s) Adjusted EBITDA (excl. gains) ($000s) Flight Hours • Revenues of $74.7mm ̶ $1.3mm lower than Q4 2013 due to conclusion of contracts in international oil & gas and air medical service lines ̶ $15.8mm lower than Q3 2014 due to lower utilization in our oil & gas line of service and end of seasonal activities in Alaska • Adjusted EBITDA excluding gains of $18.6mm ̶ Foreign currency loss of $1.9mm • Net income of $3.2mm and EPS of $0.16 2% 17% 12,625 10,260 14,625 10,260 0 5,000 10,000 15,000 20,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 19% 30%5% 25% $19,550 $18,554 $24,844 $18,554 – $10,000 $20,000 $30,000 $40,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014

10,304 8,514 10,594 8,514 0 5,000 10,000 15,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 8 Oil & Gas – Gulf of Mexico Revenues ($000s) Flight Hours 20% • Year-over-year revenues up modestly despite decline in total flight hours ̶ Primarily due to increased utilization of heavy helicopters • Sequential quarter decline primarily due to normal seasonal pattern and lower utilization of medium helicopters $45,435 $45,837 $52,870 $45,837 – $25,000 $50,000 $75,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 13% 1% 17%

$6,885 $6,496 $7,984 $6,496 – $2,000 $4,000 $6,000 $8,000 $10,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 895 560 939 560 0 500 1,000 1,500 Q4 2013 Q4 2014 Q3 2014 Q4 2014 9 Oil & Gas – Alaska Revenues ($000s) Flight Hours 40% 6% 19% 37% • Decline in revenues compared to the prior year quarter primarily due to lower rebillable expenses • Sequential quarter decline primarily due to normal seasonal pattern

10 Oil & Gas – International Revenues ($000s) • Year-over-year and sequential quarter revenues decreased due to conclusion of an international contract $1,228 $183 $1,514 $183 – $1,000 $2,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 85% 88%

$11,566 $11,911 $12,392 $11,911 – $5,000 $10,000 $15,000 $20,000 $25,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 11 Dry-Leasing Revenues ($000s) 3% • Revenues relatively consistent due to decreased cash collections from Aeróleo offset by increased cash collections from a customer in India ̶ Aeróleo cash collections decreased $1.1mm over prior year quarter and $2.6mm over Q3 2014 ̶ Cash collections from a customer in India increased, and we changed to accrual basis from cash basis accounting for recognizing revenue from this customer • In addition to Brazil and India, we dry lease helicopters to third party helicopter operators in the North Sea and Spain • Revenues from Aeróleo continue to be recognized on a cash receipts basis ̶ Deferred revenue balance of $31.0mm 4%

$5,417 $5,650 $5,666 $5,650 – $2,500 $5,000 $7,500 $10,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 305 355 348 355 0 250 500 750 1,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 12 Search and Rescue Revenues ($000s) Flight Hours 4% 16% 2% • Increase in revenues over the prior year quarter due to higher subscription rates • Sequential quarter revenues unchanged • Operate AW139 SAR helicopters out of Galveston, TX and Fouchon, LA providing 24/7 emergency services covering the entire U.S. Gulf of Mexico Unchanged

$3,135 $2,301 $2,569 $2,301 – $1,000 $2,000 $3,000 $4,000 $5,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 1,059 831 1,239 831 0 500 1,000 1,500 Q4 2013 Q4 2014 Q3 2014 Q4 2014 13 • Decline in revenues primarily due to the conclusion of a contract • Currently operate three contracts with a mix of helicopters owned by Era, leased-in by Era or owned by the hospitals being serviced ̶ New England ̶ Maine ̶ North Carolina Air Medical Revenues ($000s) Flight Hours 27% 10% 22% 33%

$2,434 $2,403 $3,562 $2,403 – $2,500 $5,000 $7,500 $10,000 Q4 2013 Q4 2014 Q3 2014 Q4 2014 14 • Decline in revenues primarily due to decreased fuel sales • Era operates a fixed based operation (“FBO”) at Ted Stevens Anchorage International Airport that sells fuel on an ad-hoc basis and leases hangar and office space FBO Revenues ($000s) 33%Unchanged

15 Aeroleo Fleet Plan Rio de Janeiro • By the end of March, Aeroleo’s existing helicopters are expected to be fully utilized for the first time • Aeroleo was the low bidder on multiple lots in Petrobras’ recent tender for heavy and medium helicopters ̶ 4 x EC225 commencing July 2015 for 5 years ̶ 1 incremental and 3 renewals ̶ 4 x AW139 commencing January 2016 for 5 years ̶ All 4 incremental ̶ Contract execution pending; dates subject to change Brazil Update 8 10 13 14 14 14 18 1 2 1 2 2 2 4 3 12 14 15 15 16 16 20 0 5 10 15 20 9/30/2014 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 3/31/2016 Under Contract Dedicated Backup Excess

16 C u r r e n t O r d e r B o o k O p t i o n s Delivery Class Type Number Remaining Amount Firm Cancellable 2015 Heavy AW189 5 $42.1 $14.8 2015 Heavy S92 2 $11.7 – 2016 Heavy AW189 3 – $45.4 2016 Heavy S92 2 $45.3 – 2017 Heavy AW189 2 – $30.9 TBD Light Twin AW169 5 – $38.3 19 $99.1 $129.4 Note: Capital commitments shown by year of scheduled helicopter delivery (not year in which cash is spent); US$mm estimates as of 12/31/14; Deposits already paid for firm commitments include US$20.7mm for 4 AW189s and $72.7mm for 4 S92s Class Type Number Remaining Amount Firm Cancellable Heavy AW189 10 – $154.1 Heavy S92 5 – $176.0 Medium AW139 1 – $11.6 16 – $341.7 Helicopter Order and Options Book

17 Houma Base Expansion • Houma, LA base expansion project progressing ̶ When completed, it will be the premier helicopter operating facility in the Gulf Coast area • Expected total cost of $22mm ̶ $16mm incurred to date (customers funding portion of capital cost) • Strategic benefits ̶ Customer sustainability, including future growth ̶ Increased passenger terminal capacity ̶ Addition of TSA-like security ̶ Reduced flyaway limitations ̶ Instrument (IFR) infrastructure ̶ Better storm protection ̶ Climate controlled hangar

18 Financial Review

FY Period Over Period Comparison

($000s)	Twelve Months Ended December 31, 2014	2013	$ Change	% Variance
Operating revenues	$ 331,222	$ 298,959	$ 32,263	11%
Operating expenses	204,373	186,612	17,761	(10%)
G&A expenses	43,987	38,924	5,063	(13%)
Depreciation	46,312	45,561	751	(2%)
Gains on asset dispositions	6,101	18,301	(12,200)	(67%)
Operating income	42,651	46,163	(3,512)	(8%)
Interest income	540	591	(51)	(9%)
Interest expense	(14,778)	(18,050)	3,272	18%
SEACOR management fees	-	(168)	168	n/m
Derivative losses, net	(944)	(104)	(840)	(808%)
Note Receivable Impairment	(2,457)	-	(2,457)	n/m
Foreign currency gains, net	(2,377)	698	(3,075)	n/m
Other, net	(4)	19	(23)	n/m
Income tax expense	(8,285)	(11,727)	3,442	29%
Equity in earnings, net	2,675	882	1,794	203%
Net income	$ 17,021	$ 18,304	$ (1,283)	(7%)
Net loss attributable to NCI in subsidiary	96	401	(305)	(76%)
Net income attributable to Era Group Inc.	$ 17,117	$ 18,705	$ (1,588)	(8%)
Adjusted EBITDA	$ 90,775	$ 95,264	$ (4,489)	(5%)
% Margin	27%	32%		

19

Era

Q4 Period Over Period Comparison

($000s)	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	$ Change	% Variance
Operating revenues	$ 74,689	$ 75,998	$ (1,309)	(2%)
Operating expenses	45,772	45,213	559	(1%)
G&A expenses	9,647	10,562	(915)	9%
Depreciation	11,854	11,129	725	(7%)
Gains on asset dispositions	29	464	(435)	(94%)
Operating income	7,445	9,558	(2,113)	(22%)
Interest income	122	139	(17)	(12%)
Interest expense	(3,556)	(4,311)	755	18%
SEACOR management fees	-	-	-	n/m
Derivative gains (losses), net	800	(26)	826	n/m
Note Receivable Impairment	-	-	-	n/m
Foreign currency gains (losses), net	(1,856)	233	(2,089)	n/m
Other, net	(14)	-	(14)	n/m
Income tax expense	(155)	(3,036)	2,881	1859%
Equity earnings, net	354	(880)	1,234	n/m
Net income	$ 3,140	$ 1,677	$ 1,463	87%
Net loss attributable to NCI in subsidiary	45	75	(30)	(40%)
Net income attributable to Era Group Inc.	$ 3,185	$ 1,752	$ 1,433	82%
Adjusted EBITDA	$ 18,583	$ 20,014	$ (1,431)	(7%)
% Margin	25%	26%		

20

Sequential Quarter Comparison

	Three Months Ended			
($000s)	31-Dec	30-Sep	$ Change	% Variance
Operating revenues	$ 74,689	$ 90,510	$ (15,821)	(17%)
Operating expenses	45,772	54,282	(8,510)	16%
G&A expenses	9,647	12,941	(3,294)	25%
Depreciation	11,854	11,746	108	(1%)
Gains on asset dispositions	29	42	(13)	(31%)
Operating income	7,445	11,583	(4,138)	(36%)
Interest income	122	130	(8)	(6%)
Interest expense	(3,556)	(3,629)	73	2%
SEACOR management fees	-	-	-	n/m
Derivative losses, net	800	(1,703)	2,503	n/m
Note Receivable Impairment	-	-	-	n/m
Foreign currency gains (losses), net	(1,856)	(485)	(1,371)	(283%)
Other, net	(14)	(3)	(11)	(367%)
Income tax expense	(155)	(2,868)	2,713	95%
Equity earnings, net	354	1,286	(932)	(72%)
Net income	$ 3,140	$ 4,311	$ (1,171)	(27%)
Net loss attributable to NCI in subsidiary	45	(45)	90	n/m
Net income attributable to Era Group Inc.	$ 3,185	$ 4,266	$ (1,081)	(25%)
Adjusted EBITDA	$ 18,583	$ 24,886	$ (6,303)	(25%)
% Margin	25%	27%		

21

22 Leverage Metrics Total Liquidity (US$mm)(a) Healthy Leverage Metrics and Ample Liquidity to Pursue Opportunities Note: As reported GAAP basis (a) At period end $149 $164 $176 $136 $244 $244 $244 $214 $25 $28 $32 $31 $25 $15 $40 $41 $174 $193 $209 $167 $270 $259 $285 $255 – $50 $100 $150 $200 $250 $300 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Availability on revolver Cash and equivalents 3.3x 2.8x 2.6x 3.0x 3.1x 3.1x 3.1x 3.4x 6.4x 6.0x 5.5x 5.3x 5.3x 5.7x 5.9x 6.1x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Total debt / Adjusted EBITDA Adjusted EBITDA / interest expense

23 Appendix

24 Owned Joint Ventured Leased-In Managed Total Average Age(a) Heavy: EC225 9 – – – 9 5 Total Heavy 9 – – – 9 Medium: AW139 38 1 – – 39 5 B212 9 – – – 9 36 B412 6 – – – 6 33 S76 A/A++ 2 – – – 2 25 S76 C+/C++ 5 – – 1 6 8 Total Medium 60 1 – 1 62 Light – twin engine: A109 7 – – 2 9 9 BK-117 – – 2 1 3 N/A EC135 17 – 2 1 20 6 EC145 3 – – 2 5 6 Total Light – twin engine 27 – 4 6 37 Light – single engine: A119 17 – – – 17 8 AS350 35 – – – 35 18 Total Light – single engine 52 – – – 52 Total Helicopters 148 1 4 7 160 12 (a) Average for owned fleet Fleet Overview

December 31, 2014 ($000s) Cash and cash equivalents $40,867 Credit facility $85,000 Promissory notes 27,426 Total secured debt $112,426 7.750% Senior Notes $200,000 Total debt $312,426 Net debt $271,559 Shareholders' Equity $460,364 Total capitalization $772,790 Total Debt / Adjusted EBITDA 3.4x Adjusted EBITDA / Interest Expense 6.1x Net Debt / Net Capitalization 37% Total Debt / Total capitalization 40% Available under credit facility $214,300 25 • Era continues to generate substantial free cash flow before growth capex • Subsequent to December 31, 2014, Era repurchased $7.9mm of its $200mm 7.75% Sr. Notes outstanding through an Open Market Repurchase • Flexibility to deploy capital for attractive opportunities • Existing capital commitments can be funded via combination of cash-on-hand, cash flow from operations and temporary borrowings under our revolving credit facility Capitalization and Financial Policy

26 Net Asset Value Notes: 1) Chart above reflects FMV deprecation of all existing helicopter values at 1% per quarter for NAV calculation purposes, consistent with our depreciation policy, for quarters between annual 3rd party appraisals, which we typically receive at the end of each of year (see next slide for additional details) $15 $20 $25 $30 $35 $40 $45 $50 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 NAV per Share (excl. deferred taxes) Stock Price NAV per Share (net of deferred taxes) Book Value per Share - r- l- t- - r- l- t- -

27 Notes: 1) NAV calculation only includes fair market value of helicopters that we own; it does not include any value for leased-in or managed helicopters that we operate 2) Helicopter fair market values based on annual desktop appraisal performed by Ascend Worldwide; new helicopters delivered subsequent to the last appraisal, if any, are reflected at gross cost 3) Based on most recent annual Ascend Worldwide appraisal as of 12/31/14 NAV per Share Calculation (in million, except share data) 9/30/14 12/31/14 Comments + FMV of Helicopters $927 $912 New annual appraisal as of 12/31/14 + NBV of Other PP&E 128 164 Progress payments for S92s + Working Capital 78 80 + Other Net Tangible Assets 44 44 - Total Debt (280) (310) Draw on credit facility to fund S92 payments - Deferred Taxes (217) (217) Net Asset Value $680 $673 Diluted Share Count 20.2 20.2 Current Share Price (3/9/2015) $22.34% (Disc) / Prem NAV per Share (excl. Deferred Taxes) $44.36 $43.91 (49.1%) NAV per Share (incl. Deferred Taxes) $33.70 $33.28 (32.9%) Net Book Value Per Share $22.65 $22.75 (1.8%)

28 Operating Revenues and Flight Hours by Line of Service Three Months Ended Revenue ($000s) 31-Dec-14 30-Sep-14 30-Jun-14 31-Mar-14 31-Dec-13 Oil and gas:(a) U.S. Gulf of Mexico $45,837 $52,870 $51,715 $49,141 $45,435 Alaska 6,496 7,984 9,305 6,197 6,885 International 183 1,514 173 1,245 1,228 Total oil and gas $52,516 $62,368 $61,193 $56,583 $53,548 Dry-Leasing 11,911 12,392 11,466 10,876 11,566 Search and rescue 5,650 5,666 5,095 6,152 5,417 Air medical services 2,301 2,569 3,137 3,091 3,135 Flightseeing – 4,043 2,946 – – FBO 2,403 3,562 2,858 2,842 2,434 Eliminations (92) (90) (115) (101) (102) $74,689 $90,510 $86,580 $79,443 $75,998 Three Months Ended Flight Hours 31-Dec-14 30-Sep-14 30-Jun-14 31-Mar-14 31-Dec-13 Oil and gas:(a) U.S. Gulf of Mexico 8,514 10,594 11,065 9,447 10,304 Alaska 560 939 1,122 682 895 International – – – 57 62 Total oil and gas 9,074 11,533 12,187 10,186 11,261 Search and rescue 355 348 258 382 305 Air medical services 831 1,239 1,100 951 1,059 Flightseeing – 1,505 1,080 – – 10,260 14,625 14,625 11,519 12,625 Note: Flight hours do not include hours flown by helicopters in our dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from activities such as firefighting and utility support

29 (a) See next page for Adjusted EBITDA reconciliation to Net Income (Loss) Financial Highlights Fiscal Year ($ millions) 2010 2011 2012 2013 2014 Revenue 235.4$ 258.1$ 272.9$ 299.0$ 331.2$ Operating Expenses 147.2 162.7 167.2 186.6 204.4 G&A 25.8 31.9 34.8 38.9 44.0 Depreciation 43.4 42.6 42.5 45.6 46.3 Gains on Asset Dispositions 0.8 15.2 3.6 18.3 6.1 Operating Income 19.8 36.1 32.0 46.2 42.7 Other Income (Expense): Interest Income 0.1 0.7 0.9 0.6 0.5 Interest Expense (0.1) (1.4) (10.6) (18.1) (14.8) Intercompany Interest (21.4) (23.4) - - - Derivative Gains (Losses) (0.1) (1.3) (0.5) (0.1) (0.9) Note Receivable Impairment - - - - (2.5) Foreign Currency Transactions (1.5) 0.5 0.7 0.7 (2.4) SEACOR Corporate Charges (4.6) (8.8) (2.0) (0.2) - (27.6) (33.7) (11.5) (17.1) (20.0) Income before Taxes and Equity Earnings (7.8) 2.4 20.5 29.1 22.6 Income Taxes (4.3) 0.4 7.3 11.7 8.3 Income before Equity Earnings (3.5) 2.0 13.2 17.4 14.4 Equity Earnings (0.1) 0.1 (5.5) 0.9 2.7 Net Income (3.6)$ 2.1$ 7.7$ 18.3$ 17.0$ Adjusted EBITDA(a) 61.8$ 82.2$ 78.8$ 95.3$ 90.8$ Adjusted EBITDA Excluding Gains(a) 61.0 67.0 75.2 77.0 84.7

Reconciliation of Non-GAAP Financial Measures

- Historically, SEACOR charged its corporate costs and overhead charges to all of its operating divisions
  - These charges have been excluded from Adjusted EBITDA to more accurately reflect Era's historical results if we had not been a SEACOR subsidiary
- Effective as of the spin-off, Era pays SEACOR a fixed fee pursuant to the TSA. The initial annualized fee was $3.4 million. As Era transitions the functions covered by the TSA, the amount paid to SEACOR will be reduced
- Adjusted EBITDA reflects special items:
  - Non-recurring executive severance adjustments of $0.4 million, $4.2 million, and $0.7 million in FY 2010, 2011 and 2012, respectively, and $2.5 million in Q3 2014
  - An adjustment for IPO related fees and expenses of $2.9 million in FY 2012
  - Impairment of our investment in Aeróleo in the first quarter of 2012 ($5.9 million)
  - A one-time charge related to operating leases on certain air medical helicopters in Q3 2013 of $2.0 million
  - A pre-tax impairment charge of $2.5 million in Q2 2014 representing a reserve against a note receivable

Historical EBITDA and Adjusted EBITDA

	Fiscal Year				
(USD$ in thousands)	2010	2011	2012	2013	2014
Net Income (Loss)	(3,639)	2,108	7,747	18,304	17,021
Depreciation	43,351	42,612	42,502	45,561	46,312
Interest Income	(109)	(738)	(910)	(591)	(540)
Interest Expense	94	1,376	10,648	18,050	14,778
Income Tax Expense (Benefit)	(4,301)	434	7,298	11,727	8,285
EBITDA	56,833	69,202	67,285	93,051	85,856
SEACOR Management Fees	4,550	8,799	2,000	168	-
Special Items	379	4,171	9,552	2,045	4,919
Adjusted EBITDA	61,762	82,172	78,837	95,264	90,775
Gains on Asset Dispositions, Net ("Gains")	(764)	(15,172)	(3,612)	(18,301)	(6,101)
Adjusted EBITDA Excluding Gains	60,998	67,000	75,225	76,963	84,674

30

Quarterly Historical EBITDA and Adjusted EBITDA Three Months Ended (USD$ in thousands) 31-Dec-13 31-Mar-14 30-Jun-14 30-Sep-14 31-Dec-14 Net Income (Loss) 1,677 4,374 5,196 4,311 3,140 Depreciation 11,129 11,287 11,425 11,746 11,854 Interest Income (139) (145) (143) (130) (122) Interest Expense 4,311 3,753 3,840 3,629 3,556 Income Tax Expense (Benefit) 3,036 2,503 2,759 2,868 155 EBITDA 20,014 21,772 23,077 22,424 18,583 SEACOR Management Fees - - - - - Special Items - - 2,457 2,462 - Adjusted EBITDA 20,014 21,772 25,534 24,886 18,583 Gains on Asset Dispositions, Net ("Gains") (464) (2,891) (3,139) (42) (29) Adjusted EBITDA Excluding Gains 19,550 18,881 22,395 24,844 18,554 31 Quarterly Reconciliation of Non-GAAP Financial Measures